                                                                    EXHIBIT 11-1


                ALL AMERICAN COMMUNICATIONS, INC. & SUBSIDIARIES
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)



                                                                              THREE MONTHS ENDED JUNE 30,
                                                                           ---------------------------------
                                                                             1997                     1996
                                                                           --------                 --------
Weighted average number of common shares outstanding                          12,109                  11,539

Assumed exercise  of dilutive  options and  warrants under  the
modified treasury stock method based on average market price                   1,233                     571
                                                                              ------                  ------
Weighted  average number  of  common  shares and  common  share
equivalents                                                            (B)    13,342                  12,110
                                                                              ======                  ======


Computation of net income for earnings per share purposes:
Net income                                                                   $   241                  $  152
Add:    After tax  reduction of  interest  expense  for assumed
reduction of borrowings from aggregate proceeds on options and warrants assumed to have been exercised in excess of 20% of the outstanding shares under the modified treasury stock
method                                                                            --                      21
                                                                              ------                  ------
Net income for per share computation                                   (A)    $  241                  $  173
                                                                              ======                  ======
Net earnings per share                                              (A) / (B) $ 0.02                  $ 0.01
                                                                              ======                  ======

                                                                    EXHIBIT 11-2

                ALL AMERICAN COMMUNICATIONS, INC. & SUBSIDIARIES
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

                                                                              SIX MONTHS ENDED JUNE 30,
                                                                            ----------------------------
                                                                              1997                1996
                                                                            --------            --------
Weighted average number of common shares outstanding                          12,103              11,468
Assumed exercise  of dilutive  options and  warrants under  the
modified treasury stock method based on average market price                   1,201                 473
                                                                            --------            --------
Weighted  average  number  of common  shares  and  common share
equivalents                                                           (B)     13,304              11,941
                                                                            ========            ========
Computation of net income for earnings per share purposes:
Net income                                                                  $  3,573            $  2,223
Add:   After  tax  reduction  of interest  expense  for assumed
reduction of borrowings from aggregate proceeds on options and warrants assumed to have been exercised in excess of 20% of the outstanding shares under the modified treasury stock
method                                                                            23                  11
                                                                            --------            --------
Net income for per share computation                                  (A)   $  3,596            $  2,234
                                                                            ========            ========

Net earnings per share                                             (A) / (B)$   0.27            $   0.19
                                                                            ========            ========


                                       26